Exhibit (d)(2):  Amendment to the Investment Advisory Agreement between the
---------------     Registrant and Capital Investment Counsel, Inc., as
                          Advisor to the Capital Value Fund

                                  AMENDMENT TO
                          INVESTMENT ADVISORY AGREEMENT


THIS AMENDMENT, made and entered into effective as of the 1st day of August, 1995, by and between THE NOTTINGHAM INVESTMENT TRUST II, a Massachusetts business trust (the "Trust"), and CAPITAL INVESTMENT COUNSEL, INC., a North Carolina corporation (the "Advisor").

WHEREAS, the parties have previously entered into that certain Investment Advisory Agreement originally effective February 4, 1991, with respect to the Capital Value Fund, a series of the Trust (the "Agreement").

WHEREAS, the Agreement has been continued from time to time by the parties as provided therein;

WHEREAS, the parties desire to amend the compensation schedule thereof, all as provided herein.

NOW THEREFORE, the Trust and the Advisor do mutually promise and agree as follows:

         1. Amendments. The Agreement is hereby amended amending the compensation schedule set forth in Section 7 thereof and substituting in lieu thereof a new Exhibit A in the form attached hereto.

         2.       Ratification.   Except  as  amended  as  provided  above,  the
                  Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their duly authorized officers on the date first above written.




ATTEST:                                      THE NOTTINGHAM INVESTMENT TRUST II

/S/ C. Frank Watson, III                     By: /s/ Frank P. Meadows, III
___________________________                     ______________________________
(Seal)



ATTEST:                                      CAPITAL INVESTMENT COUNSEL, INC.


/s/ Annelouse Brittan                        By:  /s/ Richard K. Bryant
___________________________                     ______________________________
(Seal)

                                    EXHIBIT A

                   INVESTMENT ADVISOR'S COMPENSATION SCHEDULE


For the services delineated in the INVESTMENT ADVISORY AGREEMENT, the Investment Advisor shall be compensated monthly, as of the last day of each month, within five business days of the month end, a fee based upon net assets according to the following schedule.


                                                              Annual
              Net Assets                                       Fee
              ----------                                       ---

         On the first $250 million                            0.60%
         On all assets over $500 million                      0.50%